Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL STATEMENTS
Background
Ashford Inc. (“AINC” or the “Company”), Ashford Hospitality Trust, Inc. (“Ashford Trust”), Ashford Hospitality Limited Partnership (the “Operating Partnership”), Ashford TRS Corporation, and Ashford Hospitality Advisors LLC (“Ashford LLC” and together with AINC, the “Advisor”) previously entered into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated effective as of June 26, 2018 (the “ERFP Agreement”). Although the ERFP Agreement terminated in accordance with its terms on June 26, 2021, the Advisor remained obligated to provide Ashford Trust with approximately $11,400,000 related to Ashford Trust’s acquisition of the Embassy Suites Manhattan hotel (the “ES Manhattan ERFP Balance”), which such hotel constituted an Enhanced Return Hotel Asset (as defined in the ERFP Agreement).
On December 16, 2022, the Operating Partnership, a subsidiary of Ashford Trust, entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with Ashford LLC, pursuant to which, effective as of December 16, 2022, the Operating Partnership acquired one hundred percent (100%) of the equity interests in (i) Marietta Leasehold LP (the “Ground Lessee”), the ground lessee of the Hilton Atlanta/Marietta Hotel and Conference Center in Marietta, Georgia, and (ii) Marietta Leasehold GP LLC, the sole general partner of the Ground Lessee (collectively, “Marietta”) and, in exchange therefor, Ashford Trust forgave, cancelled and discharged in full the outstanding ES Manhattan ERFP Balance (collectively, the “Transaction”).
Basis of Presentation
The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 have been prepared as though the Transaction occurred on January 1, 2021. The unaudited pro forma consolidated balance sheet as of September 30, 2022 has been prepared as though the Transaction occurred on that date.
The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with (i) the Company’s unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2022, and (ii) the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, that was filed with the SEC on March 25, 2022.
The adjustments to the historical financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of the Transaction will differ from the pro forma adjustments. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the Transaction had been completed on the dates indicated or what could be achieved in the future. However, the Company believes the assumptions provide a reasonable basis for presenting the significant effects of the Transaction as contemplated and the pro forma adjustments are factually supportable and give appropriate effect to the expected impact of events directly attributable to the Transaction.

ASHFORD INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2022
(in thousands, except share amounts)

	Historical Ashford Inc. (A)	Adjustments		Pro Forma Ashford Inc.
ASSETS
Current assets:
Cash and cash equivalents	$44,071	$(904)	(B)	$43,167
Restricted cash	37,114	(1,056)	(B)	36,058
Restricted investment	348	—		348
Accounts receivable, net	19,458	(264)	(B)	19,194
Due from affiliates	256	(21)	(B)	235
Due from Ashford Trust	4,483	—		4,483
Due from Braemar	9,562	—		9,562
Inventories	1,853	(48)	(B)	1,805
Prepaid expenses and other	5,760	(269)	(B)	5,491
Total current assets	122,905	(2,562)		120,343
Investments in unconsolidated entities	3,941	—		3,941
Property and equipment, net	81,471	(40,642)	(C)	40,829
Operating lease right-of-use assets	24,800	—		24,800
Goodwill	58,675	(3,558)	(D)	55,117
Intangible assets, net	233,031	—		233,031
Other assets	376	—		376
Total assets	$525,199	$(46,762)		$478,437
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$47,751	$(1,063)	(B)	$46,688
Dividends payable	26,777	—		26,777
Due to affiliates	236	(36)	(B)	200
Deferred income	426	—		426
Notes payable, net	5,046	—		5,046
Finance lease liabilities	2,441	(823)	(C)	1,618
Operating lease liabilities	3,880	—		3,880
Other liabilities	26,644	—		26,644
Total current liabilities	113,201	(1,922)		111,279
Deferred income	7,537	—		7,537
Deferred tax liability, net	28,516	—		28,516
Deferred compensation plan	2,759	—		2,759
Notes payable, net	88,961	—		88,961
Finance lease liabilities	41,915	(40,127)	(C)	1,788
Operating lease liabilities	21,041	—		21,041
Other liabilities	2,876	—		2,876
Total liabilities	306,806	(42,049)		264,757
MEZZANINE EQUITY
Series D Convertible Preferred Stock, $0.001 par value, 19,120,000 shares issued and outstanding as of September 30, 2022	478,000	—		478,000
Redeemable noncontrolling interests	1,732	—		1,732
		—
EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.001 par value, 3,182,033 shares issued and 3,115,061 shares outstanding at September 30, 2022	3	—		3
Additional paid-in capital	297,069	—		297,069
Accumulated deficit	(557,635)	(4,713)	(E)	(562,348)
Accumulated other comprehensive income (loss)	(471)	—		(471)
Treasury stock, at cost, 66,972 shares at September 30, 2022	(877)	—		(877)
Total equity (deficit) of the Company	(261,911)	(4,713)		(266,624)
Noncontrolling interests in consolidated entities	572	—		572
Total equity (deficit)	(261,339)	(4,713)		(266,052)
Total liabilities, mezzanine equity and equity (deficit)	$525,199	$(46,762)		$478,437

See Notes to Unaudited Pro Forma Financial Statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet
(A)Represents the historical condensed consolidated balance sheet of Ashford Inc. as of September 30, 2022, as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 9, 2022.
(B)Represents adjustments to remove the historical operating assets, liabilities and equity of Marietta as of September 30, 2022.
(C)Represents adjustments to remove the historical assets and liabilities for Marietta’s lease of the hotel and convention center from the City of Marietta as of September 30, 2022. The lease is accounted for as a finance lease under U.S. generally accepted accounting principles (“GAAP”) with a lease term through 2054.
(D)Represents goodwill allocated to Marietta from the Company’s combined acquisition of Marietta and Remington Lodging & Hospitality, LLC (“Remington”), a hotel management company, in 2019. The goodwill was allocated proportionately based on an estimate of the relative fair values of Marietta and Remington.
(E)Represents the loss on the sale of Marietta arising from the Transaction as of September 30, 2022.

ASHFORD INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2022
(in thousands, except per share amounts)

	Historical Ashford Inc. (AA)	Adjustments		Pro Forma Ashford Inc.
Revenue
Advisory services fees	$36,026	$—		$36,026
Hotel management fees	33,474	285	(BB)	33,759
Design and construction fees	15,538	—		15,538
Audio visual	87,101	—		87,101
Other	33,902	(7,268)	(CC)	26,634
Cost reimbursement revenue	259,979	2,155	(BB)	262,134
Total revenues	466,020	(4,828)		461,192
Expenses
Salaries and benefits	54,776	—		54,776
Cost of revenues for design and construction	5,905	—		5,905
Cost of revenues for audio visual	61,042	—		61,042
Depreciation and amortization	23,740	(945)	(CC)	22,795
General and administrative	25,926	(60)	(CC)	25,866
Other	16,886	(4,322)	(CC)	12,564
Reimbursed expenses	259,665	2,155	(BB)	261,820
Total expenses	447,940	(3,172)		444,768
Operating income (loss)	18,080	(1,656)		16,424
Equity in earnings (loss) of unconsolidated entities	110	—		110
Interest expense	(6,781)	1,881	(CC)	(4,900)
Amortization of loan costs	(524)	—		(524)
Interest income	195	—		195
Realized loss on investments	(74)	—		(74)
Other expense	(134)	—		(134)
Income (loss) before income taxes	10,872	225		11,097
Income tax expense	(5,971)	(40)	(DD)	(6,011)
Net income	4,901	185		5,086
Loss from consolidated entities attributable to noncontrolling interests	830	—		830
Net income attributable to redeemable noncontrolling interests	(290)	—		(290)
Net income attributable to the Company	5,441	185		5,626
Preferred dividends, declared and undeclared	(27,422)	—		(27,422)
Amortization of preferred stock discount	—	—		—
Net loss attributable to common stockholders	$(21,981)	$185		$(21,796)

Loss per share - basic and diluted
Basic:
Net loss attributable to common stockholders	$(7.59)			$(7.53)
Weighted average common shares outstanding - basic	2,895			2,895
Diluted:
Net loss attributable to common stockholders	$(7.64)			$(7.57)
Weighted average common shares outstanding - diluted	2,960			2,960

 See Notes to Unaudited Pro Forma Financial Statements.

ASHFORD INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2021
(in thousands, except per share amounts)

	Historical Ashford Inc. (AA)	Adjustments		Pro Forma Ashford Inc.
Revenue
Advisory services fees	$47,566	$—		$47,566
Hotel management fees	26,260	281	(BB)	26,541
Design and construction fees	9,557	—		9,557
Audio visual	49,880	—		49,880
Other	47,329	(6,336)	(CC)	40,993
Cost reimbursement revenue	203,975	1,868	(BB)	205,843
Total revenues	384,567	(4,187)		380,380
Expenses
Salaries and benefits	65,251	—		65,251
Cost of revenues for design and construction	4,105	—		4,105
Cost of revenues for audio visual	38,243	—		38,243
Depreciation and amortization	32,598	(1,260)	(CC)	31,338
General and administrative	26,288	48	(CC)	26,336
Impairment	1,160	—		1,160
Other	18,199	(3,758)	(CC)	21,008
		6,567	(EE)
Reimbursed expenses	203,956	1,868	(BB)	205,824
Total expenses	389,800	3,465		393,265
Operating loss	(5,233)	(7,652)		(12,885)
Equity in earnings (loss) of unconsolidated entities	(126)	—		(126)
Interest expense	(5,144)	2,539	(CC)	(2,605)
Amortization of loan costs	(322)	—		(322)
Interest income	285	—		285
Realized loss on investments	(3)	—		(3)
Other expense	(437)	—		(437)
Loss before income taxes	(10,980)	(5,113)		(16,093)
Income tax benefit	162	1,490	(DD)	1,652
Net loss	(10,818)	(3,623)		(14,441)
Loss from consolidated entities attributable to noncontrolling interests	678	—		678
Net loss attributable to redeemable noncontrolling interests	215	—		215
Net loss attributable to the Company	(9,925)	(3,623)		(13,548)
Preferred dividends, declared and undeclared	(35,000)	—		(35,000)
Amortization of preferred stock discount	(1,053)	—		(1,053)
Net loss attributable to common stockholders	$(45,978)	$(3,623)		$(49,601)

Loss per share - basic and diluted
Basic:
Net loss attributable to common stockholders	$(16.68)			$(18.00)
Weighted average common shares outstanding—basic	2,756			2,756
Diluted:
Net loss attributable to common stockholders	$(16.68)			$(18.00)
Weighted average common shares outstanding—diluted	2,756			2,756
 See Notes to Unaudited Pro Forma Financial Statements.

Notes to Unaudited Pro Forma Consolidated Statements of Operations
(AA)    Represents the historical condensed consolidated statement of operations of Ashford Inc. for the nine months ended September 30, 2022, as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 9, 2022 and the historical consolidated statement of operations for the year ended December 31, 2021, as reported in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 25, 2022.
(BB)    Represents revenues and operating expenses incurred by Remington which provides hotel management services to Marietta. Revenues and operating expenses recorded by Remington from managing Marietta are eliminated upon consolidation in the historical consolidated statements of operations of Ashford Inc.
(CC)    Represents adjustments to remove the historical revenue, operating expenses and interest expense of Marietta for the nine months ended September 30, 2022 and the year ended December 31, 2021.
(DD)    Represents the adjustment to income tax expense (benefit) based on a blended statutory federal and state tax rate of approximately 25% in effect for the nine months ended September 30, 2022 and the year ended December 31, 2021.
(EE)    Represents the loss on the sale of Marietta arising from the Transaction as of January 1, 2021.